UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015 (July 31, 2015)

GLOBEIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35642	84-1353925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Infinite Drive Louisville, CO	80027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Celgene Amendment, GI-6300 Option Exercise and GI-6200 License Agreement

On July 31, 2015, GlobeImmune, Inc. (the “Company”) and Celgene Corporation (“Celgene”) entered into (a) Amendment No. 5 (the “Celgene Amendment”) to Collaboration and Option Agreement dated May 14, 2009, as amended (the “Celgene Agreement”), previously filed as Exhibit 10.8 on the Company’s Registration Statement on Form S-1, as filed on May 21, 2014; (b) a Notice of Exercise of Celgene’s Election to Assume Development Responsibilities for GI-6300 pursuant to the Program License Agreement, dated July 26, 2013 (the “Notice Letter”); and (c) a GI-6200 Program License Agreement (the “GI-6200 License Agreement”).

The Celgene Amendment provides, among other matters, that the Company’s GI-6100 program replaced the Company’s GI-3000 program as a drug candidate under the Celgene Agreement and that the Company is eligible for milestone payments of up to $145 million, in the aggregate, and tiered royalty payments in the low teens for sales of GI-6100 product candidates.

The Notice Letter provides for (i) notice of Celgene’s election to assume all development responsibilities of the Company’s GI-6300 program in accordance with the terms of the Program License Agreement, dated July 26, 2013 (the “Program License Agreement”); and (ii) amends and updates the patents which are subject to the terms of the Program License Agreement.

The GI-6200 License Agreement provides Celgene an exclusive worldwide-license, with the right to sublicense, to the Company’s GI-6200 program, including product candidate GI-6207. The GI-6200 License agreement provides for, among other matters, (i) an upfront option exercise payment of $1.9 million to the Company; (ii) the Company’s eligibility for milestone payments of up to $120 million, in the aggregate, and tiered royalty payments in the low teens for any sales of GI-6200 product candidates; and (iii) Celgene’s assumption of all subsequent development, regulatory and commercialization costs and responsibilities related to GI-6200 product candidates, other than the Company’s obligation to make outstanding payments in 2016 owed under the CRADA (as defined below), previously filed as Exhibit 10.12 on the Company’s Registration Statement on Form S-1, as filed on May 21, 2014.

CRADA Amendment

On July 31, 2015, the Company, the U.S. Department of Health and Human Services, as represented by the National Cancer Institute, an Institute, Center or Division of the National Institutes of Health (the “NCI”), and Celgene entered into Amendment #3 to CRADA #02264 (the “CRADA Amendment”), which amends that certain Cooperative Research and Development Agreement (NCI reference #02264) dated May 8, 2008, as amended (the “CRADA”), to provide for, among other matters, the assignment of all of the Company’s obligations under the CRADA to Celgene, other than the Company’s obligation to make payments to the NCI under the CRADA in 2016.

Patent License

On July 31, 2015, the Company and the National Institutes of Health (“NIH”), an agency within the Department of Health and Human Services, entered into a Patent License Agreement (the “Patent License”) which provides the Company with a worldwide, exclusive license to certain patents and intellectual property owned by the NIH relating to the development of Tarmogen product candidates. Pursuant to the Patent License, the NIH is entitled to receive an annual, minimum royalty fee in the low thousands and the NIH is eligible for payments in the mid-hundred thousands and royalty payments up to a percentage in the low single-digits upon the occurrence of certain benchmarks related to the patents and intellectual property rights licensed under the Patent License.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Celgene Amendment, GI-6200 License Agreement, the Notice Letter, the CRADA Amendment and the Patent License. The omitted material will be included in the request for confidential treatment.

On August 4, 2015, the Company issued a press release describing the Notice Letter. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release titled “Celgene Exercises Early Option to Exclusively License GI-6207, a Novel Cancer Immunotherapy” dated August 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBEIMMUNE, INC.

Date: August 4, 2015

	By:	/s/Timothy C. Rodell
Timothy C. Rodell Chief Executive Officer and President

INDEX TO EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release titled “Celgene Exercises Early Option to Exclusively License GI-6207, a Novel Cancer Immunotherapy” dated August 4, 2015.